Exhibit 99.1

Cerecor Appoints Schond L. Greenway as Chief Financial Officer
- Announces inducement grant under NASDAQ Listing Rule 5635(c)(4)

ROCKVILLE, Md. and CHESTERBROOK, Pa., March 01, 2021 -- Cerecor Inc. (NASDAQ:CERC), a biopharmaceutical company focused on becoming a leader in the development and commercialization of treatments for rare and orphan diseases, today announced the appointment of Schond L. Greenway as Chief Financial Officer, effective March 1, 2021. Mr. Greenway comes to Cerecor with over 20 years’ experience in investment banking, finance and corporate advisory and investment analysis in the life sciences and financial services industries. Chris Sullivan, who has served as the Company’s Interim Chief Financial Officer for the past year, will continue with the Company as its Chief Accounting Officer.

"We are excited to have recruited such talent and experience at this exciting point in our progress. We have several significant near-term milestones on the horizon. Schond’s strategic and financial experience will be invaluable as we advance our portfolio of assets,” said Mike Cola, Chief Executive Officer of Cerecor. “Additionally, we would like to thank Chris Sullivan for his service as our Interim Chief Financial Officer over the past year and we look forward to Chris remaining an essential part of our finance team as our Chief Accounting Officer.”

“Cerecor is a dynamic company and I’m excited to join its outstanding and experienced leadership team,” said Mr. Greenway. “I look forward to working with Cerecor’s Board of Directors and management team to advance the Company’s robust pipeline of innovative therapies that address unmet patient needs within rare and orphan diseases.”

Mr. Greenway joins Cerecor from Mesoblast Ltd., an allogeneic cellular medicines company, where he served as Vice President, Investor Relations. At Mesoblast, Mr. Greenway led the Company’s investor relations activities and successfully concluded several strategic corporate finance transactions and capital markets initiatives. Prior to Mesoblast, from 2013 to 2016, he served in a similar role at Halozyme Therapeutics, Inc. Prior to that, Mr. Greenway has served in positions of increasing responsibility at investment banking firms and healthcare companies such as Morgan Stanley, Barclays Capital and DURECT Corporation, predominantly focused on healthcare and technology.
In his career, Mr. Greenway has participated in and advised on transactions valued at over $30 billion during his tenure in investment banking and capital markets. During his tenure at Mesoblast, Halozyme Therapeutics and DURECT Corporation, Mr. Greenway assisted with securing more than $1 billion in cumulative growth capital through a variety of equity and debt instruments in the public and private markets, as well as through funding from significant collaboration arrangements with therapeutics companies.

Mr. Greenway received a B.S. from Florida A&M University and an M.B.A. from the Darden Graduate School of Business – University of Virginia.

In connection with the appointment of Mr. Greenway and in accordance with the terms of his employment agreement with the Company, Cerecor’s Board of Directors approved the grant to Mr. Greenway of a non-qualified stock option awarded to purchase 500,000 shares of its common stock, vesting over four (4) years, with a twelve-month cliff, such that the first 25% will vest on the first anniversary following Mr. Greenway’s start date with the Company, and the remainder will vest in equal monthly installments over the following three (3) years, in each case, subject to continued employment with the Company through the applicable vesting date. In the event that Mr. Greenway’s employment by the Company is terminated without cause or Mr. Greenway terminates his employment for Good Reason, then the portion of the option equal to what would have vested had he remained employed for twelve (12) additional months following the termination date will automatically vest. The stock option was granted on March 1, 2021 as an inducement material to Mr. Greenway becoming an employee of Cerecor in accordance with Nasdaq Listing Rule 5635(c)(4). The option will have an exercise price equal to the closing price of Cerecor’s common stock on The Nasdaq Capital Market on March 1, 2021. The option is subject to the terms and conditions of the stock option agreement covering the grant.

About Cerecor Inc.
Cerecor is a biopharmaceutical company focused on becoming a leader in the development and commercialization of treatments for rare and orphan diseases. The company is advancing its clinical-stage pipeline of innovative therapies that address unmet patient needs within rare and orphan diseases. The company's rare disease pipeline includes CERC-801, CERC-802 and CERC-803, which are in development for congenital disorders of glycosylation and CERC-006, an oral mTORc1/c2 inhibitor in development for the treatment of complex lymphatic malformations. The company is also developing two monoclonal antibodies, CERC-002, and CERC-007. CERC-002 targets the cytokine LIGHT (TNFSF14) and is in clinical development for treatment of severe pediatric-onset Crohn's disease, and COVID-19 acute respiratory distress syndrome. CERC-007 targets the cytokine IL-18 and is in clinical development for the treatment of Still’s disease (adult-onset Still’s disease (AOSD) and systemic juvenile idiopathic arthritis (sJIA)), and multiple myeloma (MM). CERC-006, 801, 802 and 803 have all received Orphan Drug Designation and Rare Pediatric Disease Designation, which makes all four eligible for a priority review voucher upon FDA approval.

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; regulatory risks; Cerecor's cash position and the need for it to raise additional capital; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

For media and investor inquiries
Chris Brinzey
Westwicke, an ICR Company
chris.brinzey@westwicke.com
339-970-2843
or
James Harrell
Investor Relations
Chief Commercial Officer
Cerecor Inc.
jharrell@cerecor.com
623.439.2220 office